Exhibit 4.1
CONFORMED COPY

WEBMD HEALTH CORP.
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

INDENTURE
Dated as of January 11, 2011

$400,000,000 Principal Amount
2.50% Convertible Notes due 2018

CROSS-REFERENCE TABLE*

TIA		Indenture
Section		Section
310	(a)(1)	N.A.
	(a)(2)	N.A.
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.03
	(b)	N.A.
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	N.A.
	(f)	N.A.
315	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
	(d)	N.A.
	(e)	N.A.
316	(a)(last sentence)	N.A.
	(a)(1)(A)	N.A.
	(a)(1)(B)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
318	(a)	N.A.

*	This Cross-Reference Table is not part of the Indenture.

i

EXHIBITS
     Exhibit A — Form of Global Security
     Exhibit B — Form of Legends

          INDENTURE, dated as of January 11, 2011, between WebMD Health Corp., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 2.50% Convertible Notes due 2018 (the “Securities”).
ARTICLE I
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions. “Acquirer Common Stock” means a Public Acquirer’s class of common stock (or depositary receipts or other certificates representing common equity interests) traded on the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange or which will be so traded when issued or exchanged in connection with a Public Acquirer Change of Control.
          “Additional Interest” means any additional interest payable pursuant to Section 6.03 or Section 10.15.
          “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.
          “Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.
          “Applicable Price” means, in connection with a Make Whole Change of Control, (1) if the consideration (excluding cash payment for fractional shares or pursuant to statutory appraisal rights) paid to holders of Common Stock in connection with such transaction consists exclusively of cash, the amount of such cash per share of the Common Stock, and (2) in all other cases, the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days immediately preceding the related Effective Date.
          “Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it hereunder.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.
          “Cash” means U.S. legal tender currency.

          “Closing Sale Price” means the price of a share of Common Stock or any other security on the relevant date, determined on the basis of the last reported per share sale price (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Common Stock or such other security on such date as reported on The Nasdaq Global Select Market, or if the Common Stock or such other security is not listed on The Nasdaq Global Select Market, as reported by the principal U.S. exchange or quotation system the Common Stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Sale Price.
          “Common Stock” means the common stock, par value $0.01 per share, of the Company, or such other Capital Stock into which the Company’s common stock is reclassified or changed.
          “Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.
          “Company Order” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Executive Vice President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.
          “Conversion Notice” means a written notice, substantially in the form attached to the Securities, as set forth in Exhibit A.
          “Conversion Price” means an amount equal to $1,000 principal amount of Securities divided by the then current conversion rate.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice of to the Company.
          “Current Market Price” means, on any date of determination, the average of the Closing Sale Prices of the Common Stock for each of the 10 consecutive Trading Days ending on the earlier of the date of determination and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation, except that if any other issuance, distribution, subdivision or combination of the Common Stock to which a conversion rate adjustment pursuant to Section 10.06 would apply during such consecutive Trading Day period, the “Current Market Price” shall be calculated for such period in a manner determined by the Company to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price during such period.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Depositary” means The Depository Trust Company, its nominees and successors.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Ex-Dividend Date” means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
          “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.
          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Initial Purchaser” means Citigroup Global Markets Inc.
          “Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.
          “Maturity Date” means January 31, 2018.
          “Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Company or any subsidiary and not to the Company or any subsidiary personally.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, the Treasurer or the Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.
          “Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel who may be an employee of or counsel for the Company.
          “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
          “Public Acquirer” means any acquirer of the Company, or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s capital stock that are entitled to vote generally in the election of directors, but in each case other than the Company, that has a class of common stock (or depositary receipts or other certificates representing common equity interests) traded on the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange or which will be so traded when issued or exchanged in connection with a Make Whole Change of Control; provided that if there is more than one such entity, the relevant entity will be such entity that has the most direct beneficial ownership to such acquirer’s or entity’s capital stock.
          “Public Acquirer Change of Control” means any Make Whole Change of Control where the acquirer is a Public Acquirer.
          “Purchase Agreement” means the Purchase Agreement dated January 5, 2011 between the Company and the Initial Purchaser.
          “QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.
          “Repurchase Price” means, with respect to Securities duly tendered for purchase by the Company in accordance with Section 3.01, 100% of the outstanding principal amount of such Securities to be repurchased.
          “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.
          “Rule 144A” means Rule 144A under the Securities Act.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a business day.
          “Securities” means the 2.50% Convertible Notes due 2018 issued by the Company pursuant to this Indenture.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Significant Subsidiary” with respect to any person means any subsidiary of such person that, from time to time, constitutes a “significant subsidiary” within the meaning of Rule

1-02 of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.
          “subsidiary” means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more of its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.
          “Trading Day” means any day on which no Market Disruption Event has occurred, and either (y) if the applicable security is listed or admitted for trading on the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or another national securities exchange, a day on which the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or another national securities exchange is open for business, or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
          “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.
          “Volume Weighted Average Price” means the per share volume weighted average price of the Acquirer Common Stock as displayed on the applicable page related to such Public Acquirer under the heading “Bloomberg VWAP” (or any successor thereto if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume weighted average price is unavailable, the market value of one share of Acquirer Common Stock on such Trading Day determined, using a volume weighted average method, determined in good faith by the Board of Directors). The Volume Weighted Average Price will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
          SECTION 1.02. Other Definitions.

Term	Defined in Section
“Acquisition Value”	10.05(d)
“Additional Interest Event”	10.15
“Additional Shares”	10.05(a)
“Anticipated Effective Date”	10.05(a)
“Bankruptcy Law”	6.01
“business day”	11.07
“Change in Control”	3.01
“Change in Control Notice”	3.01

Term	Defined in Section
“Acquisition Value”	10.05(d)
“Change in Control Repurchase Date”	3.01
“Change in Control Repurchase Right”	3.01
“Conversion Agent”	2.03
“conversion date”	10.02
“conversion rate”	10.01
“Conversion Shares”	10.03
“Custodian”	6.01
“Effective Date”	10.05(a)
“Event of Default”	6.01
“Expiration Date”	10.06(e)
“Expiration Time”	10.06(e)(1)
“Global Security”	2.01
“Global Security Legend”	2.17
“Legal Holiday”	11.07
“Make Whole Change of Control”	10.05(a)
“Market Price”	3.01
“Merger Event”	10.13
“Option of Holder to Elect Repurchase Notice”	3.01
“Participants”	2.15(a)
“Paying Agent”	2.03
“Physical Securities”	2.01
“Private Placement Legend”	2.17
“Purchased Shares”	10.06(e)(1)
“Record Date”	10.06(f)
“Reference Property”	10.13(b)
“Registrar”	2.03
“Resale Restriction Termination Date”	2.16
“U.S. Government Obligations”	8.01
“Valuation Period”	10.05(d)
          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          The following TIA terms used in this Indenture have the following meanings:
          “Commission” means the SEC.
          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.
          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;
          (c) “or” is not exclusive;
          (d) words in the singular include the plural and in the plural include the singular;
          (e) all references to “interest” include Additional Interest unless the context otherwise requires;
          (f) provisions apply to successive events and transactions; and
     (g) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II
The Securities
          SECTION 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.
          Securities offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (each, a “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1 and B-2. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided that, subject to the Company’s right to issue additional Securities pursuant to Section 2.18, in no event shall the aggregate principal amount of the Global Security or Securities exceed $400,000,000.
          Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required by Section 2.17.
          SECTION 2.02. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $400,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officers’ Certificate stating that the Company has elected to issue additional Securities pursuant to Section 2.18, the Trustee shall authenticate and deliver the principal amount of additional Securities specified in such Officer’s Certificate to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers’ Certificate must be received by the Trustee not later than the proposed date for delivery of such additional Securities. The aggregate principal amount of Securities outstanding at any time and which may be authenticated under this Indenture is unlimited.
          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.
          If a written order of the Company pursuant to this Section 2.02 of the Indenture has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security previously issued in global form shall be in writing but need not be accompanied by an Opinion of Counsel.
          The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any positive integral multiple thereof.
          SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.
          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

          The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.
          SECTION 2.04. Paying Agent To Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.
          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.
          SECTION 2.06. Transfer and Exchange. Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request.
          No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.10, 3.01, 9.05 or 10.02 not involving any transfer.
          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          SECTION 2.07. Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Trustee may charge for its expenses in replacing a Security.
          In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.
          Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.
          SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its subsidiaries or Affiliates holds the Security.
          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.
          If the Paying Agent (other than the Company) holds on a Change in Control Repurchase Date or the Maturity Date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Security shall be deemed paid whether or not the Security is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Repurchase Price or principal amount, as applicable, and accrued and unpaid interest, if any.
          SECTION 2.09. Securities Held by the Company or an Affiliate. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
          SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.
          SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. Subject to Section 2.18, the

Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article X.
          SECTION 2.12. Defaulted Interest. If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.
          SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.
          SECTION 2.14. Deposit of Moneys. Prior to 11:00 a.m., New York City time, on each interest payment date, Maturity Date and Change in Control Repurchase Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make Cash payments, if any, due on such interest payment date, Maturity Date and Change in Control Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date and Change in Control Repurchase Date, as the case may be.
          SECTION 2.15. Book-Entry Provisions for Global Securities. The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.
          (a) Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Physical Securities shall be issued to all beneficial owners in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.
          (c) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.
          (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(b) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.
          (e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.
          SECTION 2.16. Special Transfer Provisions; Transfers to QIBs. The Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the later of the first anniversary after (i) the issue date for the Securities and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof) (such later date being the “Resale Restriction Termination Date”), or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
          (a) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (b) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend until (A) after the first anniversary of the later of (i) the issue date for the Securities, (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof), or (B) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
          (c) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.
          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          (d) Transfers of Securities Held by Affiliates. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within one year after the issue date for the Securities, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which the Company or any Affiliate of the Company was an owner of such Security, in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).
          SECTION 2.17. Restrictive Legends. Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Private Placement Legend”) as set forth in Exhibit B-1 on the face thereof until after the first anniversary of the later of (i) the issue date for the Securities, (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof).
          Each Global Security shall also bear the “Global Security Legend” as set forth in Exhibit B-2.

          SECTION 2.18. Additional Securities. The Company may, without the consent of the Holders, and not withstanding Section 2.01 or 2.02, issue additional Securities in unlimited principal amount having the same ranking, interest rate, maturity and other terms as the Securities issued previously and then outstanding under this Indenture, except for any difference in the issue price, legend removal provisions, additional interest provisions and interest accrued prior to the issue date of the additional Securities. These additional Securities will, together with the Securities offered under this Indenture, constitute a single series of Securities under this Indenture. Holders of any such additional Securities will have the right to vote together with Holders of Securities issued previously and then outstanding under this Indenture as one class.
ARTICLE III
Repurchase Upon Change of Control
          SECTION 3.01. Repurchase Upon a Change in Control. Upon any Change in Control (as defined below) with respect to the Company, each Holder shall have the right (the “Change in Control Repurchase Right”), at the Holder’s option, to require the Company to repurchase all of such Holder’s Securities, or a portion thereof which is $1,000 in principal amount or any positive integral multiple thereof, on the date (the “Change in Control Repurchase Date”) that is 30 business days after the date of the Change in Control Notice (as defined below) at the Repurchase Price, plus accrued and unpaid interest, if any, to, but not including, the Change in Control Repurchase Date. Provisions of this Indenture that apply to the repurchase of Securities pursuant to this Section 3.01 of all of a Security also apply to the repurchase of such portion of such Security.
          At the option of the Company, all or a specified percentage of the Repurchase Price of Securities in respect of which a Change in Control Notice pursuant to this Section 3.01 has been given may be paid by the Company by the issuance of a number of shares of Common Stock or, in the case of a merger in which the Company is not the surviving corporation, common stock, depositary receipts or other certificates representing common equity interests of the surviving corporation or its direct or indirect parent (which shall be considered Common Stock for purposes of this Section 3.01), equal to, per $1,000 principal amount of Securities, the quotient obtained by dividing (i) $1,000 minus the amount of the Repurchase Price the Company has elected to pay in Cash by (ii) the product of (A) the Market Price (as defined below) of the Common Stock, subject to the next succeeding paragraph, and (B) 0.95.
          The Company will not issue fractional shares of Common Stock in payment of the Repurchase Price in connection with the exercise of any Change in Control Repurchase Right. Instead the Company will pay Cash based on the Market Price for all fractional shares. The Market Price of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the applicable Market Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Security repurchased, the number of shares of Common Stock shall be based on the aggregate principal amount of Securities to be repurchased.
          In the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common

Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for Cash. The Company may not change its election with respect to the consideration to be paid once the Company has given its Change in Control Notice to Securityholders except pursuant to the immediately preceding sentence in the event of a failure to satisfy, prior to the close of business on the Change in Control Repurchase Date, any condition to the payment of the Repurchase Price in shares of Common Stock.
          At least three business days before the date of the Change in Control Notice (as defined below), the Company shall deliver an Officers’ Certificate to the Trustee specifying:
     (a) the manner of payment selected by the Company;
     (b) the information required to be included in the Change in Control Notice;
     (c) if the Company elects to pay all or a specified percentage of the Repurchase Price in shares of Common Stock, that the conditions to such manner of payment set forth in this Section 3.01 have been or will be complied with; and
     (d) whether the Company desires the Trustee to give the Change in Control Notice required by this Section 3.01.
          The Company’s right to exercise its election to purchase Securities through the issuance of Common Stock shall be conditioned upon:
     (a) the Company’s giving of timely Change in Control Notice to purchase Securities with Common Stock as provided herein;
     (b) the registration of such Common Stock under the Securities Act or the Exchange Act, in each case, if required;
     (c) such Common Stock having been quoted or listed on the Nasdaq Global Select Market or other principal U.S. exchange or quotation system on which the shares of Common Stock are then listed, or if the Common Stock is not so quoted or listed then on the principal other market on which the Common Stock are then traded;
     (d) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and
     (e) the receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of all or a specified percentage of the Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of all or a specified percentage of the Repurchase Price in respect of the Securities, will be validly issued, fully paid and nonassessable and, to the best of such counsel’s knowledge, free from preemptive rights, and, (a) in the case of such Officers’ Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, (b) in the case of such Opinion of Counsel, stating that the conditions above have been satisfied.
          Such Officers’ Certificate shall also set forth (i) the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities, (ii) the Closing Sale Price on each Trading Day during the period during which the Market Price is calculated and (iii) the Market Price of the Common Stock. The Company may pay the Repurchase Price in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available or obtainable (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Repurchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.01 through the issuance of Common Stock, the Company shall pay the entire Repurchase Price of the Securities of such Holder or Holders in Cash.
          All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.
          Within 30 days after the occurrence of a Change in Control of the Company, the Company shall mail to all Holders of record of the Securities a notice (the “Change in Control Notice”) of the occurrence of such Change in Control and the Change in Control Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Change in Control Notice to the Trustee and shall disseminate a copy via a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases.
          Each Change in Control Notice shall state:
     (a) the events causing the Change in Control;
     (b) the date of such Change in Control;
     (c) the Change in Control Repurchase Date;
     (d) the date by which the Change in Control Repurchase Right must be exercised;
     (e) the Repurchase Price, plus the amount of accrued and unpaid interest, if any, to be paid on the Securities to be repurchased;
     (f) the name and address of the Paying Agent and the Conversion Agent;
     (g) a description of the procedure which a Holder must follow to exercise a Change in Control Repurchase Right and a brief description of those rights;
     (h) that, in order to exercise the Change in Control Repurchase Right, the Securities are to be surrendered for payment of the Repurchase Price;

     (i) that Securities as to which a Change in Control Notice has been given may be converted only in accordance with Article X hereof and Paragraph 7 of the Securities if the applicable Option of Holder to Elect Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (j) that the Repurchase Price for and accrued and unpaid interest, if any, on any Security as to which an Option of Holder to Elect Repurchase Notice has been given and not withdrawn, shall be so paid pursuant to this Section 3.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change in Control Notice, as determined by the Company in its sole discretion;
     (k) the procedures for withdrawing an Option of Holder to Elect Repurchase Notice (as specified in Section 3.02);
     (l) the then existing conversion rate, and any adjustment to the conversion rate that will result from the Change in Control;
     (m) the place or places where such Securities may be surrendered for conversion;
     (n) that, unless the Company defaults in making payment on Securities for which a Change in Control Notice has been submitted, interest, if any, on such Securities will cease to accrue on the Change in Control Repurchase Date;
     (o) that all rights of the Holders of such Securities shall terminate with respect to such Securities on the Change in Control Repurchase Date, other than the right to receive the Repurchase Price upon delivery of the Securities to be purchased;
     (p) the CUSIP number of the Securities; and
     (q) whether the Repurchase Price will be paid in Cash, Common Stock or a combination of both and, if both, the percentage thereof; provided, however, if the Company elects to pay all or a portion of the Repurchase Price in Common Stock, such Change in Control Notice shall also:
(X)	state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Change in Control Repurchase Date equal to such specified percentage of the Repurchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

(Y)	describe the method of calculating the Market Price of the Common Stock; and

(Z)	state that because the Market Price of Common Stock will be determined prior to the Change in Control Repurchase Date, Holders of the Securities will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Change in Control Repurchase Date.
          The “Market Price” means the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the third Trading Day prior to the applicable Change in Control Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five Trading Day period and ending on the Change in Control Repurchase Date, of any event described in Section 10.06.
          No failure of the Company to give the foregoing notice shall limit any Holder’s right to exercise a Change in Control Repurchase Right.
          To exercise a Change in Control Repurchase Right, a Holder shall deliver to the Trustee, or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, on or before the close of business on the 30th day after the date of the Change in Control Notice, (i) irrevocable written notice in the form of the Option of Holder to Elect Repurchase Notice on the back of the Securities with respect to which the Change in Control Repurchase Right is being exercised, or any other form of written notice substantially similar to the Option of Holder to Elect Repurchase Notice, in each case, duly completed and signed, with appropriate signature guarantee, and (ii) such Securities with respect to which the Change in Control Repurchase Right is being exercised, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent), or such Paying Agent a nontransferable receipt of deposit evidencing such deposit.
          In the event a Change in Control Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall, on or prior to a Change in Control Repurchase Date, deposit Cash in respect of the Cash portion of a repurchase under this Section 3.01 or for fractional shares of Common Stock, as applicable, plus Cash sufficient to pay accrued and unpaid interest, if any, with respect to all Securities to be purchased pursuant to this Section 3.01. On the Trading Day following the Change in Control Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock the number of full shares of Common Stock issuable in payment of the Repurchase Price. The person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the business day following the Change in Control Repurchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Change in Control Repurchase Date.
          If a Holder of a repurchased Security is paid in Common Stock pursuant to this Section 3.01, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Trustee or any Paying Agent may refuse to deliver the certificates representing the Common Stock issued in a name other than the Holder’s name until the Trustee or any such Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any withholding tax required by law.
          As used in this Section 3.01 and in the Securities:
          A “Change in Control” of the Company shall be deemed to have occurred at such time as:
     (a) any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or
     (b) the conveyance, sale, transfer or lease by the Company of all or substantially all of its assets to another person.
          However, a Change in Control will not be deemed to have occurred for the purposes of this Section 3.01 if:
(X)	the Closing Sale Price of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of capital stock, or the period of ten consecutive Trading Days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Securities in effect on each of those five Trading Days; or

(Y)	either all or substantially all (but in no event less than 90%) of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a merger or consolidation otherwise constituting a Change in Control in the preceding paragraph (X) consists of shares of common stock, depositary receipts or other certificates representing common equity interests that are traded on the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange or will be so traded immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such consideration or the Company has elected to cause the Securities to be convertible solely into Acquirer Common Stock in accordance with Section 10.05(d) or the Securities will otherwise become convertible into Reference Property at least 90% of which shall consist of shares of common stock, depositary receipts or other certificates representing common equity interests that are traded on the Nasdaq Global Market, the

Nasdaq Global Select Market or the New York Stock Exchange as described in this subparagraph (Y) in accordance with Section 10.13(b).
          For purposes of this “Change in Control” definition:
     (1) whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act; and
     (2) a “person” includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
          SECTION 3.02. Effect of Change in Control Repurchase Notice. Upon receipt by the Paying Agent, or the Trustee, as applicable, of a Holder’s Option of Holder to Elect Repurchase Notice in accordance with Section 3.01, the Holder of the Security in respect of which such notice was given shall (unless such notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price, together with all accrued and unpaid interest, if any, thereon, to but not including the Change in Control Repurchase Date, with respect to such Security. Securities in respect of which a repurchase notice has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such notice unless such notice has first been validly withdrawn as specified in the following paragraph.
          With respect to any Security which is to be submitted for repurchase only in part pursuant to Section 3.01 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without charge, a new Security or Securities of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for repurchase thereunder.
          A Holder’s Option of Holder to Elect Repurchase Notice specified in Section 3.01 may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the second business day prior to the Change in Control Repurchase Date, specifying:
     (a) the certificate or CUSIP number, as applicable, of the Security in respect of which such notice of withdrawal is being submitted;
     (b) the aggregate principal amount of the Security with respect to which such notice of withdrawal is being submitted; and
     (c) the aggregate principal amount, if any, of such Security which remains subject to the original Option of Holder to Elect Repurchase Notice and which has been or will be delivered for purchase by the Company.
          The Paying Agent shall promptly notify the Company of the receipt of any repurchase notice specified in Section 3.01 or written notice of withdrawal thereof.

          SECTION 3.03. Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 3.01 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with the applicable provisions of Rule 13e-4 and Rule 14e-1 (or any successor provisions) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then apply, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.
ARTICLE IV
Covenants
          SECTION 4.01. Payment of Securities. The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities.
          The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.
          SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

          SECTION 4.03. Reports. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Securities are restricted securities within the meaning of the Securities Act, upon request, provide to any Holder or beneficial owner of Securities or prospective purchaser of Securities that so requests, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act.
          (a) The Company will comply with the provisions of TIA § 314(a).
          (b) For so long as the Securities are outstanding, the Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Documents filed by the Company with the SEC via the EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR.
          (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificate).
          SECTION 4.04. Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.
          SECTION 4.05. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
          SECTION 4.06. Corporate Existence. Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Significant Subsidiary, if in the judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Significant Subsidiary does not have a material adverse impact on the Holders.
          SECTION 4.07. Notice of Default. In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee.
ARTICLE V
Successors
          SECTION 5.01. When Company May Merge, etc. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another person unless (x) the resulting, surviving or transferee person is a corporation, limited liability company, partnership or trust organized under the laws of the United States, any State thereof or the District of Columbia or a corporation, limited liability company, partnership or trust or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities (or whose direct parent company’s equity securities) are listed on a national securities exchange in the United States prior to or upon giving effect to the transaction (provided, however, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first (i) making provision for the satisfaction of its obligations to repurchase the Securities following a change in control, if any, (ii) amending the terms of the Securities to provide that, in the event the Company is required under the laws of such foreign jurisdiction (or any political subdivision thereof) to withhold or deduct amounts in respect of taxes from payments made to Securityholders on the Securities, the Company will pay such additional amounts to the holders as may be necessary so that each Securityholder will receive the same amounts it would have received had no such withholding or deduction been required, provided that no additional amounts will be payable with respect to any Security for (1) any taxes imposed by reason of any present or former connection between a Securityholder and any political organization or governmental authority thereof or therein having power to tax other than the mere purchase, holding or disposition of any Security, including, without limitation, such Securityholder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, (2) any taxes imposed by reason of a Securityholder’s failure to comply with any certification, identification, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of withholding of, such taxes (provided that the Company advise the Trustee and the Securityholders of any change in such requirements), (3) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the Securities, (4) estate, inheritance, gift, sale, transfer, personal property, value added or similar taxes or other governmental charges, and (5) any taxes that the Board of Directors determines in good faith are typically carved out of an issuer’s obligation to pay additional amounts with respect to payments made on debt securities issued by corporations organized in such foreign jurisdiction as of the time of the applicable transaction, (iii) obtaining an opinion of tax counsel experienced in such matters to the effect that, under then existing United States federal income tax laws, there would be no material adverse tax consequences to Securityholders of the Securities resulting from such transaction) and (iv) if such surviving entity qualifies for this Section 5.01 as a result of the listing of its direct parent’s equity securities, such parent will provide a full and unconditional guarantee of the Company’s obligations under the Securities and this Indenture; (y) such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and (z) immediately after giving effect to the transaction, no Default or Event of Default shall exist under the terms of this Indenture.
          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel, which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default, stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.
          SECTION 5.02. Successor Substituted. Upon any consolidation or merger or transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor person formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.
ARTICLE VI
Defaults and Remedies
          SECTION 6.01. Events of Default. An “Event of Default” occurs if:
     (a) the Company defaults in the payment of the principal amount or Repurchase Price with respect to any Security when the same becomes due and payable, whether on the Maturity Date, Change in Control Repurchase Date or otherwise;
     (b) the Company defaults in the payment of accrued and unpaid interest (including Additional Interest), if any, on any Security when the same becomes due and payable and such default continues for a period of 30 days;
     (c) the Company fails to comply with any of its other covenants in the Securities or this Indenture and the default continues for the period and after the notice specified below;
     (d) the Company fails to provide a Change in Control Notice in accordance with Section 3.01;
     (e) the Company or any of its Significant Subsidiaries defaults in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of, or premium, if any, on indebtedness for money borrowed, other than Non-Recourse

Indebtedness, in the aggregate principal amount then outstanding of $30,000,000 or more, or the acceleration of indebtedness for money borrowed in such aggregate principal amount, other than Non-Recourse Indebtedness, so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such acceleration is not rescinded or such default is not cured within 30 business days after notice to the Company in accordance with this Indenture;
     (f) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:
          (i) commences a voluntary case,
          (ii) consents to the entry of an order for relief against it in an involuntary case,
          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
          (iv) makes a general assignment for the benefit of its creditors; or
     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt,
          (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, as the case may be, or
          (iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 90 consecutive days.
          The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
          A default under Section 6.01(c) above is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee of the default and the default is not cured within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of 25% in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a default is cured, it ceases.

          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company) as to which the Trustee has received notice pursuant to the provisions of this Indenture occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any order or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration and if all amounts due to the Trustee under Section 7.07 have been paid.
          SECTION 6.03. Other Remedies. (a) Notwithstanding Section 6.01 and Section 6.02, if the Company so elects, the sole remedy during the first 360 days following an Event of Default relating to the Company’s failure to comply with its obligations as set forth under Section 4.03 will, after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Securities, as long as such default is continuing, at a rate equal to (w) 0.25% per annum of the principal amount of the Securities outstanding during the first 90-day period beginning on, and including, the occurrence of such an Event of Default, (x) 0.50% per annum of the principal amount of the Securities outstanding during the 90-day period beginning on the 91st day after the occurrence of such Event of Default, (y) 0.75% per annum of the principal amount of the Securities outstanding during the 90-day period beginning on the 181st day after the occurrence of such Event of Default, and (z) 1.00% per annum of the principal amount of the Securities outstanding during the 90-day period beginning on the 270th day after the occurrence of such Event of Default. In no event will the rate of any such Additional Interest payable as described in this Section 6.03 when taken together with Additional Interest payable as described under Section 10.15, exceed a total rate of 1.00% per annum.
          (b) If the Company so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities. On the 361st day after such Event of Default (if the Event of Default relating to the obligations set forth under Section 4.03 is not cured or waived prior to such 361st day), the Securities will be subject to acceleration as provided in Section 6.02. This Section 6.03 will not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest following an Event of Default in accordance with Section 6.03(a), the Securities will be immediately subject to acceleration as provided in Section 6.02.
          (c) In order to elect to pay the Additional Interest as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.03, the Company must notify all Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the Company’s failure to timely give such notice, the Securities will be immediately subject to acceleration as provided in Section 6.02.
          (d) Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture provided that, if the Company makes the election contemplated by clause (c), the sole remedy during the first 360 days following an Event of Default relating to the Company’s failure to comply with its obligations as set forth under Section 4.03 are set forth in Section 6.03(a), (b) and (c) of this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past Default or Event of Default and its consequences, except a default in the payment of the principal amount, accrued and unpaid interest (including Additional Interest), if any, any Repurchase Price or obligation to deliver Conversion Shares. When a Default or an Event of Default is waived, it is cured and ceases for every purpose of this Indenture.
          SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          SECTION 6.06. Limitation on Suits. Except as provided in Section 6.07, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:
     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;
     (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.
          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.
          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
          Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest (including Additional Interest), if any.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.
          The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
          First: to the Trustee for amounts due under Section 7.07;

          Second: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and
          Third: to the Company.
          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.
ARTICLE VII
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          SECTION 7.02. Rights of Trustee. (a) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
          (c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.
          (d) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
          (f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.
          (g) Except with respect to Section 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (1) any Default or Event of Default occurring pursuant to Sections 6.01(a) and 6.01(b) or (2) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.
          (j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
          (k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
          SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within 30 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with May 15, 2011, the Trustee shall mail to each Securityholder if required by TIA § 313(a) a brief report dated as of such May 15 that complies with TIA § 313(c). In such event, the Trustee also shall comply with TIA § 313(b).
          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.
          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.
          The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own negligence, bad faith or willful misconduct.
          To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.
          The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive the termination of this Indenture and any resignation or removal of the Trustee.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
          SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
          The Trustee may resign by so notifying the Company in writing 30 business days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the

Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10;
     (b) the Trustee is adjudged a bankrupt or an insolvent;
     (c) a receiver or other public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.
          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall upon payment of its charges promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.
          SECTION 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).
          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII
Discharge of Indenture
          SECTION 8.01. Termination of the Obligations of the Company. The Company may terminate all of its obligations under this Indenture if all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation or if:
     (a) the Securities mature within one year;
     (b) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay the principal of and any unpaid and accrued interest on the Securities to maturity. Immediately after making the deposit, the Company shall give notice of such event to the Securityholders;
     (c) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder as of the date of such deposit; and
     (d) the Company has delivered to the Trustee an opinion of counsel and an Officers’ Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with. The Company may make the deposit only during the one-year period.
However, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 4.01, 4.02, 7.07, 7.08 and Article VIII and Article X shall survive until the Securities are no longer outstanding. Thereafter the obligations of the Company in Sections 7.07 and 8.03 shall survive such satisfaction and discharge.
          After a deposit pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the obligations of the Company under the Securities and this Indenture, except for those surviving obligations specified above.
          In order to have money available on a payment date to pay the principal of and any unpaid and accrued interest on the Securities, the U.S. Government Obligations shall be payable as to principal and any unpaid and accrued interest on or before such payment date in such amounts as will provide the necessary money.
          “U.S. Government Obligations” means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.
          SECTION 8.02. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of the principal of and any unpaid and accrued interest on the Securities.

          SECTION 8.03. Repayment to Company. The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal, premium or Repurchase Price and any unpaid and accrued interest, if any, that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense and request of the Company, cause to be published once in a newspaper of general circulation in The City of New York or cause to be mailed to each Holder, notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After repayment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee and the Paying Agent shall cease.
          SECTION 8.04. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX
Amendments
          SECTION 9.01. Without Consent of Holders. The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:
     (a) to evidence a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;
     (b) to evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee;
     (c) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;
     (d) to secure the obligations of the Company in respect of the Securities;

     (e) to cure any ambiguity, inconsistency or other defect in this Indenture;
     (f) subject to Section 10.10, to increase the conversion rate;
     (g) to comply with Sections 5.01, 10.05 and 10.13;
     (h) to issue additional Securities pursuant to Section 2.18; or
     (i) to conform, as necessary, this Indenture and the form or terms of the Securities to the description of the Securities set forth in the offering documents.
          Notwithstanding the foregoing, no supplemental indenture pursuant to the foregoing clauses (c), (d) or (e) may be entered into without the consent of the holders of a majority in principal amount of the Securities if such supplemental indenture would materially and adversely affect the interests of the Holders of the Securities.
          SECTION 9.02. With Consent of Holders. The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
     (a) reduce the rate of or change the time for payment of interest (including Additional Interest), if any, on any Security;
     (b) make any Security payable in money or securities other than as stated in such Security;
     (c) change the stated maturity of any Security;
     (d) reduce the principal amount or Repurchase Price of any Security;
     (e) make any change that adversely affects the right of a Holder to require the Company to repurchase a Security in accordance with Article III;
     (f) make any change that adversely affects the right to convert or receive payment with respect to, any Security or the right to institute suit for the enforcement of any payment with respect to, or conversion of, any Security; or
     (g) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver.
          Promptly after an amendment under Section 9.01 and this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment.

Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.
          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.
          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.
          SECTION 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.
          After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder unless it makes a change described in Section 9.02(a) — (g). In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
          SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
          SECTION 9.06. Trustee Protected. The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be provided with and may conclusively rely upon an Opinion of Counsel and an Officers’ Certificate that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to the Indenture.
ARTICLE X
Conversion
          SECTION 10.01. Right to Convert; Restrictive Legend. Subject to the provisions of this Article X, a Holder of a Security shall have the right, at such Holder’s option, to convert such Security into Common Stock at the conversion rate in effect at such time at any time prior to the close of business on the business day immediately preceding the Maturity Date by surrender of the Security so to be converted in whole or in part, together with any required funds, in the manner provided in Section 10.02. Initially, a Holder may convert such Security at a conversion rate of 15.1220 shares of Common Stock per $1,000 principal amount of Security (such conversion rate, as such may be adjusted as provided in this Indenture, the “conversion rate”) (equivalent to a Conversion Price of approximately $66.13 per share).
          All Conversion Shares shall bear the Private Placement Legend until after the first anniversary of the later of (i) the issue date for the Securities, (ii) the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).
          SECTION 10.02. Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in Paragraph 7 of the Securities. The date on which the Holder satisfies all those requirements is the “conversion date.” In accordance with Section 10.03, the Company shall deliver to the Holder through the Trustee (who shall deliver to the Conversion Agent) a certificate for, or a book-entry notation of, the Conversion Shares and Cash in lieu of any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.
          Except as described below, no payment or adjustment will be made for accrued interest on a converted Security or for dividends or distributions on any shares of Common Stock issued on or prior to conversion. Delivery by the Company to the Holder of the Security converted of the Conversion Shares, at the conversion rate in effect at such time shall satisfy the obligations of the Company to pay the principal amount of such Security being converted and the accrued but unpaid interest on such Security through the conversion date; any such accrued but unpaid interest shall be deemed to be paid in full rather than canceled, extinguished or forfeited. The conversion rate in effect at any time will be adjusted only in accordance with Section 10.06 through 10.13; the conversion rate will not be adjusted to account for accrued interest.
          If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next succeeding interest payment date, then, notwithstanding such conversion, the interest, if any, payable on such interest payment date shall be paid to the Holder of such Security on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the principal amount of notes being surrendered for conversion; provided further however, that such payment to the Conversion Agent described in the immediately preceding proviso shall not be required for conversions following the record date immediately preceding the Maturity Date; if the Company has specified a Change in Control Repurchase Date that is after a record date and on or prior to the corresponding interest payment date; or to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities.

          If a Holder has delivered an Option of Holder to Elect Repurchase Notice pursuant to Section 3.01, the Holder may not surrender that Security for conversion until the Holder has withdrawn the Option of Holder to Elect Repurchase Notice in accordance with Section 3.02. A Holder may convert fewer than all of such holder’s Securities so long as the Securities converted are an integral multiple of $1,000 principal amount.
          If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.
          Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.
          If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.
          SECTION 10.03. Settlement Upon Conversion . Upon conversion, the Company will satisfy its entire conversion obligation by delivering to the Holders surrendering Securities for conversion a number of shares of Common Stock equal to (i) the aggregate principal amount of Securities to be converted divided by $1,000, multiplied by (ii) the applicable conversion rate (the number of full shares of Common Stock issuable upon such conversion, the “Conversion Shares”). The Company will deliver the Conversion Shares on the third business day immediately following the relevant conversion date (provided that the Company will deliver Cash in lieu of fractional shares in accordance with Section 10.07).
          SECTION 10.04. [Intentionally Omitted].
          SECTION 10.05. Make Whole Amount and Public Acquirer Change of Control. (a) If the effective date (the “Effective Date”) or anticipated effective date (the “Anticipated Effective Date”) of a transaction (a “Make Whole Change of Control”) that (1) constitutes a Change in Control (with the exclusions set forth in the sentence immediately following such definition not taken into account for these purposes) and (2) pursuant to which (i) the outstanding Common Stock is converted into, exchanged for or constitutes solely the right to receive Cash, securities or other property and (ii) more than 10% of the consideration received in connection with such transaction consists of Cash (excluding cash payments for fractional shares of the Common Stock and cash payments made pursuant to dissenters’ appraisal rights), or of securities or other property that are not, or upon issuance will not be, traded on the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange occurs on and a Holder surrenders its Securities for conversion during the period commencing 20 days prior to the Anticipated Effective Date of the Make Whole Change of Control and ending 20 days after the Effective Date of the Make Whole Change of Control, the Company will increase the conversion rate for the Securities surrendered for conversion during this period by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below. Delivery of such Additional Shares in respect of any conversion prior to the applicable Effective Date shall be conditioned upon the occurrence of such Make Whole Change of Control. The number of

Additional Shares will be determined by reference to the table in Section 10.05(b) (based on the Effective Date and the Applicable Price).
          (b) The Applicable Prices set forth in the first row of the table below shall be adjusted as of any date on which the conversion rate of the Securities is adjusted pursuant to Section 10.06. The adjusted Applicable Prices will equal the Applicable Prices applicable immediately prior to such adjustment, multiplied by a fraction,
     (i) the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the Applicable Price adjustment; and
     (ii) the denominator of which is the conversion rate as so adjusted.
The number of Additional Shares will be adjusted in the same manner and for the same events as the conversion rate is adjusted pursuant to Section 10.06.
          The following table shows the number of Additional Shares per $1,000 principal amount of Securities that would be payable for each hypothetical Applicable Price and Effective Date set forth below:

	Applicable Price at the Effective Date
Effective Date	$52.07	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00	$140.00	$150.00	$200.00
January 11, 2011	4.0829	3.2388	2.4905	2.0191	1.7026	1.4780	1.3109	1.1815	1.0780	0.9929	0.9215	0.6833
January 31, 2012	4.0829	3.0738	2.3060	1.8366	1.5306	1.3189	1.1647	1.0471	0.9541	0.8782	0.8148	0.6044
January 31, 2013	4.0829	2.8937	2.1001	1.6328	1.3396	1.1437	1.0048	0.9010	0.8201	0.7546	0.7001	0.5199
January 31, 2014	4.0829	2.6976	1.8688	1.4039	1.1270	0.9506	0.8302	0.7427	0.6756	0.6217	0.5772	0.4295
January 31, 2015	4.0829	2.4782	1.6007	1.1406	0.8869	0.7365	0.6396	0.5716	0.5204	0.4796	0.4458	0.3328
January 31, 2016	4.0829	2.2238	1.2761	0.8293	0.6132	0.5002	0.4337	0.3890	0.3556	0.3288	0.3063	0.2294
January 31, 2017	4.0829	1.9029	0.8393	0.4408	0.3011	0.2464	0.2178	0.1983	0.1827	0.1696	0.1582	0.1187
January 31, 2018	4.0829	1.5447	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
          The exact Applicable Price and Effective Date may not be set forth in the table above, in which case:
     (i) if the actual Applicable Price is between two Applicable Price amounts in the table or the Effective Date is between two dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Applicable Price amounts, and/or the two dates, based on a 365-day year, as applicable;
     (ii) if the actual Applicable Price is equal to or in excess of $200.00 per share (subject to adjustment), the Company will not increase the conversion rate applicable to the converted Security by any Additional Shares; and

     (iii) if the actual Applicable Price is equal to or less than $52.07 per share (subject to adjustment), the Company will not increase the conversion rate applicable to the converted Security by any Additional Shares.
          Notwithstanding the foregoing, in no event will the Company increase the conversion rate as described in this Section 10.05 to the extent the increase will cause the conversion rate to exceed 19.2049 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in the same manner as the conversion rate as set forth in Section 10.06.
          (c) The Company will mail a notice to Holders and issue a press release no later than 25 days prior to a Make Whole Change of Control’s Anticipated Effective Date. If a Make Whole Change of Control also constitutes a Public Acquirer Change of Control, the notice will also state whether the Company elects to have the Securities convert into Acquirer Common Stock as described in Section 10.06(d) below.
          (d) Notwithstanding the foregoing, and in lieu of increasing the conversion rate as set forth in paragraphs (a) and (b) above by a number of Additional Shares, in the case of a Public Acquirer Change of Control, the Company may elect that, from and after the Effective Date of such Public Acquirer Change of Control, the right to convert a Security into Conversion Shares will be changed into the right to convert it into shares of Acquirer Common Stock as specified below. The conversion rate on and following the Effective Date of such Public Acquirer Change of Control shall initially be a number of shares of Acquirer Common Stock equal to the product of:
     (i) the conversion rate in effect immediately prior to the Effective Date of such Public Acquirer Change of Control; and
     (ii) the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading Day period commencing on the Trading Day immediately after the Effective Date of such Public Acquirer Change of Control (the “Valuation Period”), by dividing
     (a) the Acquisition Value per share of Common Stock on such Trading Day, by
     (b) the Volume Weighted Average Price per share of the Acquirer Common Stock on such Trading Day.
          The “Acquisition Value” per share of the Common Stock on each Trading Day in the Valuation Period means the sum of:
(i)	if any of such consideration consists of Cash, 100% of the face amount of such Cash consideration per share of the Common Stock;

(ii)	if any of such consideration consists of shares of Acquirer Common Stock, the product of 100% of the Volume Weighted Average Price of such Acquirer

Common Stock on such Trading Day and the number of shares of Acquirer Common Stock paid per share of the Common Stock; and

(iii)
if any of such consideration consists of any other securities, assets or property, 100% of the fair market value, on such Trading Day, of the amount of such security, asset or property paid per share of the Common Stock, as determined in good faith by the Board of Directors.

          (e) If the Company elects to change the conversion rate in accordance with paragraph (d) above in connection with a Public Acquirer Change of Control, then:
     (i) such change will apply to all Holders from and after the Effective Date of the Public Acquirer Change of Control;
     (ii) the Company’s conversion obligation as set forth under Section 10.03 will consist of Acquirer Common Stock;
     (iii) the conversion rate will be subject to further adjustments in the manner described in Section 10.06; and
     (iv) no change will be made to the conversion right pursuant to Section 10.13 in connection with such Public Acquirer Change of Control.
          SECTION 10.06. Adjustment of Conversion Rate. The conversion rate shall be subject to adjustment from time to time as follows:
          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, or shall effect a subdivision into a greater number of shares of Common Stock or combination into a lesser number of shares of Common Stock, the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect at the close of business on the Record Date for such dividend or other distribution or subdivision or combination, as applicable, by a fraction,
     (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately after the close of business on such Record Date as if such dividend payment, distribution, subdivision or combination had occurred at such time; and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date, such adjustment to become effective immediately after the opening of business on the day following the Record Date for such determination.
          (b) In case the Company shall issue or distribute rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring 60 days or less from the date of issuance of such rights or warrants) to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price of the Common Stock on the Record Date for such issuance or distribution, the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect at the close of business on the Record Date for such distribution by a fraction,
     (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date for such issuance or distribution plus the total number of additional shares of Common Stock offered for subscription or purchase or issuable pursuant to such rights or warrants, and
     (ii) the denominator of which shall be (1) the number of shares of Common Stock outstanding at the close of business on the Record Date for such issuance or distribution plus (2) the quotient obtained by dividing (x) the aggregate price payable to exercise such rights by (y) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the business day immediately preceding the announcement date for such distribution.
Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for such issuance or distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the adjustments made upon the issuance or distribution of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such Record Date for such issuance or distribution had not been fixed.
          (c) (i) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 10.06(a)) or evidences of its indebtedness, cash or other assets (including securities other than Common Stock, but excluding dividends and distributions covered by Section 10.06(b), Section 10.06(d) or Section 10.06(e)) (any of such shares of Capital Stock, indebtedness, cash or other assets hereinafter in this Section 10.06(c)) called the “Distributed Property”)), then, in each such case the conversion rate shall be increased so that the same shall be equal to the rate determined by multiplying the conversion rate in effect at the close of business on the Record Date with respect to such issuance or distribution by a fraction,
          (1) the numerator of which shall be the Current Market Price on such Record Date; and
          (2) the denominator of which shall be the Current Market Price on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date), such adjustment to become effective immediately after the opening of business on the day following such Record Date; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Securities upon conversion, the amount of Distributed Property such Holder would have received had such Holder owned an amount of shares of Common Stock equal to the conversion rate on the Record Date. If such dividend or distribution is not so paid or made, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.
          (ii) Notwithstanding Section 10.06(c)(i), if the Distributed Property distributed by the Company to all holders of its Common Stock consists of shares of Capital Stock of, or similar equity interests in, a subsidiary or other business unit of the Company that are, or, when issued, will be, traded on a U.S. securities exchange, the conversion rate shall be increased, in lieu of the adjustment provided for by Section 10.06(c)(i), so that the same shall be equal to the rate determined by multiplying the conversion rate in effect on the Record Date with respect to such distribution by a fraction,
     (1) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Capital Stock or equity interests applicable to one share of Common Stock for the 10 consecutive Trading Days commencing on and including the third Trading Day after the Ex-Dividend Date for such distribution plus (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days commencing on and including the third Trading Day after the Ex-Dividend Date; and
     (2) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days commencing on and including the third Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately after the opening of business on the day following such Record Date.
     If Distributed Property distributed by the Company to all Holders of its Common Stock consists of shares of Capital Stock of, or similar equity interests in a subsidiary or other business unit of the Company that are not, or, when issued, will be, traded on a U.S. securities exchange, then the conversion rate then in effect will be adjusted as provided in paragraph (i) of this Section 10.06(c).
          (iii) Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of

Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06 (and no adjustment to the conversion rate under this Section 10.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the conversion rate shall be made under this Section 10.06(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the conversion rate under this Section 10.06 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the conversion rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the conversion rate shall be readjusted as if such rights and warrants had not been issued.
          (iv) For purposes of this Section 10.06(c), Section 10.06(a) and Section 10.06(b), any dividend or distribution to which this Section 10.06(c) is applicable that also includes shares of Common Stock to which Section 10.06(a) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10.06(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock to which Section 10.06(a) applies, or rights or warrants to which Section 10.06(b) applies (and any conversion rate adjustment required by this Section 10.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further conversion rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect to such dividend or distribution shall then be made).
          (d) In case the Company shall, by dividend or otherwise, distribute exclusively Cash to all holders of its Common Stock then the conversion rate shall be adjusted by multiplying the conversion rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution by a fraction,
     (i) the numerator of which shall be the Current Market Price on such Record Date; and

     (ii) the denominator of which shall be the Current Market Price on such Record Date minus the amount of Cash so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date), such adjustment to be effective immediately after the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Securities upon conversion, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the conversion rate on the Record Date. If such dividend or distribution is not so paid or made, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
          (e) In case a tender or exchange offer made by the Company or any subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of Cash and any other consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, and described in a resolution of the Board of Directors) that as of the last date (the “Expiration Date”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next preceding the Expiration Date, the conversion rate shall be increased so that the same shall equal the rate determined by multiplying the conversion rate in effect at the close of business on the Expiration Date by a fraction,
     (i) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of (A) the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares, and (B) the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days commencing on the Trading Day immediately following the Expiration Date, and
     (ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding at the Expiration Time (including any Purchased Shares) multiplied by (B) the average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days commencing on the Trading Day immediately following the Expiration Date, such adjustment to become effective immediately after the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made.
          (f) For purposes of this Section 10.06 the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (g) Notwithstanding the above, in no case will the Company adjust the conversion rate pursuant to clauses (a), (b), (c), (d), (e) or (f) of this Section 10.06 to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock. To the extent that the Company has a shareholder rights plan in effect, upon conversion of the Securities into Common Stock, a holder will receive, with respect to the Common Stock, if any, received upon conversion, the rights under the rights plan, whether or not the rights have separated from the Common Stock, prior to any conversion. So long as the Company complies with the preceding sentence, a distribution of rights pursuant to such a rights plan will not trigger a conversion rate adjustment.
          (h) For the avoidance of doubt, for purposes of this Section 10.06, in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the conversion rate is required pursuant to this Section 10.06, references in this Section 10.06 to one share of Common Stock or to the Current Market Price or Closing Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
          SECTION 10.07. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of Securities. Instead, the Company will pay Cash for all fractional shares based on the Closing Sale Price of Common Stock on the last Trading Day prior to the conversion date. The Closing Sale Price of a fractional share shall be determined by multiplying the applicable Closing Sale Price of a full share by the fractional amount and rounding to the nearest whole cent. If a Holder elects to have more than one Security converted, the number of shares of Common Stock issuable upon conversion and the cash payment in lieu of fractional shares shall be based on the aggregate principal amount of Securities converted.
          SECTION 10.08. No Adjustment. No adjustment in the conversion rate shall be required until cumulative adjustments amount to 1% or more of the conversion rate as last adjusted; provided, however, that any adjustments which by reason of this Section 10.08 are not required to be made shall be carried forward and taken into account upon the earlier of (x) any conversion of Securities and (y) any subsequent adjustment. All calculations under this Article X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.
          If any rights, options or warrants issued by the Company as described in Section 10.06 are only exercisable upon the occurrence of certain triggering events, then the conversion rate will not be adjusted as provided in Section 10.06 until the earliest date such triggering event occurs.
          No adjustment need be made for a transaction referred to in this Article X if the Company makes provision for the Holders to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.
          SECTION 10.09. Other Adjustments. In the event that, as a result of an adjustment made pursuant to Section 10.06, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the conversion rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.
          SECTION 10.10. Adjustments for Tax Purposes. In addition to those required by Section 10.06 hereof, and to the extent permitted by applicable law or applicable rules of the Nasdaq Global Select Market, the Company from time to time may increase the conversion rate by any amount, for any period of at least 20 days, the Board of Directors deems advisable including such increases that would avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or would otherwise be in the best interests of the Company, which determination shall be conclusive. Whenever the conversion rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Security at his last address appearing on the Security register on the Registrar’s books a notice of the increase at least 15 days prior to the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period during which it will be in effect.
          SECTION 10.11. Notice of Adjustment. Whenever the conversion rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the conversion rate and may assume without inquiry that the last conversion rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the conversion rate setting forth the adjusted conversion rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the conversion rate to the holder of each Security at its last address appearing on the Security register on the Registrar’s books, within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          SECTION 10.12. Notice of Certain Transactions. In the event that:
     (a) the Company takes any action which would require an adjustment in the conversion rate;
     (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.13; or
     (c) there is a dissolution or liquidation of the Company;
a Holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a notice stating the proposed record or effective date, as the case may be, of any transaction referred to in clause (a), (b) or (c) of this Section 10.12. The Company shall mail such notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 10.12.
          SECTION 10.13. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. Upon (i) any (a) reclassification or (b) change, in each case, with respect to the outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of shares of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such shares of Common Stock (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock), or (iii) any sale, lease or other transfer of all or substantially all of the properties and assets of the Company and its subsidiaries substantially as an entirety to any other Person, or any statutory share exchange, in each case as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:
          (a) the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.01 providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article or pursuant to Section 10.05 in the case of a Public Acquirer Change of Control, as the case may be. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article III herein.
          In the event the Company shall execute a supplemental indenture pursuant to this Section 10.13, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including Cash) that will constitute the Reference Property after any such Merger Event any adjustment to be made with respect thereto and shall promptly mail notice thereof to all Holders.
          (b) Except as set forth in Section 10.05 in the case of a Public Acquirer Change of Control, at the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Securities will be changed to a right to convert such Security into the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) and (ii) the related conversion obligation shall be settled at the times and otherwise as set forth under clause (c) below. In the event holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in such Merger Event, the type and amount of consideration that Securityholders would have been entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration received by holders of shares of Common Stock that affirmatively make an election. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities into shares of Common Stock, as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.
          (c) If the Securities shall be convertible into Reference Property as set forth above, the related conversion obligation, with respect to each $1,000 principal amount of Securities tendered for conversion after the effective time of any such Merger Event, shall be settled in units of Reference Property; provided that for purposes of determining the conversion consideration, amounts shall be based on the per unit average value of the Reference Property during the applicable period, such per unit value shall be (A) for any shares of common stock that are included in the Reference Property, using the procedures set forth in the definition of “Closing Sale Price”; (B) for any other property (other than Cash) included in the Reference Property, as determined in good faith by the Board of Directors or by a New York Stock Exchange member firm selected by the Board of Directors and (C) for any Cash, the face amount of such Cash.

          (d) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Securityholder, at its last address appearing on the Security register on the Registrar’s books provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          (e) The above provisions of this Section 10.13 shall similarly apply to successive Merger Events.
          SECTION 10.14. Trustee’s Disclaimer. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.
          The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.
          SECTION 10.15. No Registration Rights; Additional Interest. (a) If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the Securities and ending on, and including, the 365th day after the last date of the original issuance of the Securities, the Company either (i) fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods pursuant to Rule 12b-25 thereunder and other than current reports on Form 8-K), and such failure continues for 14 days in the aggregate, or (ii) the Securities are not otherwise freely tradable by holders other than Affiliates or the Company (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities) (each an “Additional Interest Event”), the Company will pay Additional Interest on the Securities. Additional Interest will accrue on the Securities at the rate of 0.25% per annum of the principal amount of Securities outstanding for each day during the first 90-day period for which an Additional Interest Event has occurred and is continuing, such Additional Interest rate will be increased by an additional 0.25% per annum for each subsequent 90-day period for which an Additional Interest Event is not cured or waived prior to such 90th day of the relevant period, provided that the rate at which such Additional Interest accrues pursuant to this Section 10.15 may in no event exceed 0.50% per annum of the principal amount of the Securities outstanding.
          (b) If, and for so long as, the Private Placement Legend on the Securities has not been removed or the Securities are not otherwise freely tradable pursuant to Rule 144 by Holders other than Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities) as of the 365th day after the last date of original issuance of the

Securities, the Company will pay Additional Interest on the Securities at a rate equal to 0.50% per annum of the principal amount of Securities outstanding until the Securities are freely tradable as described above.
          (c) Until such time as the Company notifies the Trustee to remove the Private Placement Legend from the Securities, the applicable restricted CUSIP number will be the CUSIP number for the Securities. Any additional Securities issued in accordance with Section 2.18 may have different restricted CUSIP numbers. At such time as the Company notifies the Trustee to remove the restrictive legend from the Securities, such legend will be deemed removed from any Global Security and the unrestricted CUSIP number for the Securities will be deemed to be the CUSIP number for the Securities.
          (d) Additional Interest payable pursuant to this Section 10.15 will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the Securities.
ARTICLE XI
Miscellaneous
          SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.
          SECTION 11.02. Notices. Any notice or communication by the Company or the Trustee to one or both of the others is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other parties’ addresses stated in this Section 11.02. The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication to a Securityholder shall be mailed to its last address appearing on the Security register on the Registrar’s books. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.
          If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          If the Company mails a notice or communication to Securityholders, it shall mail a copy to the other and to the Trustee and each Agent at the same time.
          All notices or communications shall be in writing.
          The Company’s address is:
WebMD Health Corp.
111 Eighth Avenue
New York, New York 10011-5201

Facsimile: (201) 703-3401
Attention: Chief Financial Officer
          The Trustee’s address is:
The Bank of New York Mellon Trust Company, N.A.
525 William Penn Place, 38th Floor
Pittsburgh, PA 15259
Attention: Corporate Trust Administration
          SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
          SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Subject to Section 2.02, upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.
          Each signer of an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.
          SECTION 11.05. Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that the person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.
          SECTION 11.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Trustee or the applicable agent administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.
          A “business day” is a day other than a Legal Holiday.
          SECTION 11.08. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
          SECTION 11.09. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.
          SECTION 11.10. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities.
          SECTION 11.11. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
          SECTION 11.12. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 11.13. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.
          SECTION 11.14. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 11.15. Waiver of Jury Trial . EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
          SECTION 11.16. Force Majeure . In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

WEBMD HEALTH CORP.
By:	/s/ Peter Anevski
	Name:	Peter Anevski
	Title:	Senior Vice President — Finance

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ J. Christopher Howe
	Name:	J. Christopher Howe
	Title:	Agent

EXHIBIT A
[Face of Security]
WEBMD HEALTH CORP.
[Certificate No. _____]
[INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AS REQUIRED]
2.50% Convertible Note due 2018
CUSIP No. 94770V AE 2
     WEBMD HEALTH CORP., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to [___________]/[if Global Security: Cede & Co.] or registered assigns, the principal sum of _________________ Dollars ($_______________) [if Global Security: , as such amount may be increased or decreased in accordance with the Indenture and as set forth on Schedule A hereto,] on January 31, 2018, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for Interest Payment Dates: January 31 and July 31, with the first payment to be made on July 31, 2011.
     Record Dates: January 15 and July 15 immediately preceding each Interest Payment Date.
     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

EXHIBIT A
     IN WITNESS WHEREOF, WEBMD HEALTH CORP. has caused this instrument to be duly signed.

WEBMD HEALTH CORP.
By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred
to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory
Dated:

[REVERSE OF SECURITY]
WEBMD HEALTH CORP.
2.50% Convertible Note due 2018
     1. Interest. WebMD Health Corp., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 31 and July 31 of each year, with the first payment to be made on July 31, 2011, to the Holders of record on the immediately preceding January 15 and July 15, respectively, whether or not such day is a business day. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from January 11, 2011. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will not be required to make any interest payment on the Securities on any day that is not a business day until the next succeeding business day. Such interest payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time. All references to “interest” in this Security shall be deemed to include Additional Interest (as defined in the Indenture).
     2. Maturity. The Securities will mature on January 31, 2018.
     3. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security immediately preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal or Repurchase Price of the Securities. The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest, the Repurchase Price, the premium, if any, and the principal amount, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder’s last address appearing on the Security register on the Registrar’s books. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     4. Paying Agent, Registrar, Conversion Agent. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company may act as Paying Agent.
     5. Indenture; Ranking. The Company issued the Securities under an Indenture, dated as of January 11, 2011 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Act”) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured obligations of the Company that are initially limited to $400,000,000 in aggregate principal amount. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Terms used and not otherwise defined herein that are defined in the Indenture have the meanings assigned to them in the Indenture.
     6. Repurchase Upon a Change in Control. Upon any Change in Control (as defined below) with respect to the Company, each Holder shall have the right (the “Change in Control Repurchase Right”), at the Holder’s option, to require the Company to repurchase all of such Holder’s Securities, or a portion thereof which is $1,000 in principal amount or any positive integral multiple thereof, on the date (the “Change in Control Repurchase Date”) that is 30 business days after the date of the Change in Control Notice (as defined below) at the Repurchase Price, plus accrued and unpaid interest to, but not including, the Change in Control Repurchase Date. At the option of the Company, the Repurchase Price for Securities the Company is required to repurchase pursuant to a Change in Control may be paid in Cash, Common Stock or a combination of both, subject to certain conditions as set forth in the Indenture.
     Within 30 days after the occurrence of a Change in Control of the Company, the Company shall mail to all Holders of record of the Securities a notice (the “Change in Control Notice”) of the occurrence of such Change in Control and the Change in Control Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Change in Control Notice to the Trustee and shall disseminate a copy via a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases. To exercise the Change in Control Repurchase Right, a Holder of Securities must deliver on or before the close of business on the 30th day after the date of the Change in Control Notice irrevocable written notice to the Trustee, or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, in the form of the Option of Holder to Elect Repurchase Notice on the back of the Security, of the Holder’s exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer.
               A “Change in Control” of the Company shall be deemed to have occurred at such time as:
               (i) any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or

                    (ii) the conveyance, sale transfer or lease by the Company of all or substantially all of its assets to another person.
               However, a Change in Control will not be deemed to have occurred if:
(X)	the Closing Sale Price for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of capital stock, or the period of ten consecutive Trading Days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Securities in effect on each of those five Trading Days; or

(Y)	either all or substantially all (but in no event less than 90%) of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a merger or consolidation otherwise constituting a Change in Control in the preceding paragraph (X) consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such consideration or the Company has elected to cause the Securities to be convertible solely into Acquirer Common Stock in accordance with Section 10.05(d) of the Indenture or the Securities will otherwise become convertible into Reference Property at least 90% of which shall consist of shares of common stock, depositary receipts or other certificates representing common equity interests that are traded on the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange as described in this paragraph in this paragraph (Y) in accordance with Section 10.13(b) of the Indenture.
          For purposes of this “Change in Control” definition:
     (1) whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act; and
     (3) a “person” includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
     7. Conversion. Subject to the provisions of Article X of the Indenture, a Holder of a Security may convert such Security into shares of Common Stock of the Company. The initial conversion rate is 15.1220 shares of Common Stock per $1,000 principal amount of Securities, or an effective initial Conversion Price of approximately $66.13 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver Cash in lieu of any fractional share.
     If the Effective Date or Anticipated Effective Date of a Make Whole Change of Control occurs and a Holder surrenders its Securities for conversion during the period commencing 20 days prior to the Anticipated Effective Date of the Make Whole Change of Control until 20 days after the Effective Date of the Make Whole Change of Control, the Company will increase the conversion rate for the Securities surrendered for conversion by a number of Additional Shares as set forth in Section 10.05 of the Indenture.
     To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) if required by Article X of the Indenture, pay the amount of interest the Holder may be paid and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.
     All Conversion Shares shall bear the Private Placement Legend until after the first anniversary of the later of (i) the issue date for the Securities, (ii) the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).
     8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     9. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.
     10. Merger or Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another person unless (x) the resulting, surviving or transferee person is a corporation, limited liability company, partnership or trust organized under the laws of the United States, any State thereof or the District of Columbia or a corporation, limited liability company, partnership or trust or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities (or whose direct parent company’s equity securities) are listed on a national securities exchange in the United States prior to or upon giving effect to the transaction

(provided, however, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first (i) making provision for the satisfaction of its obligations to repurchase the Securities following a Change in Control, if any, (ii) amending the terms of the Securities to provide that, in the event the Company is required under the laws of such foreign jurisdiction (or any political subdivision thereof) to withhold or deduct amounts in respect of taxes from payments made to Securityholders on the Securities, the Company will pay such additional amounts to the holders as may be necessary so that each Securityholder will receive the same amounts it would have received had no such withholding or deduction been required, provided that no additional amounts will be payable with respect to any Security for (1) any taxes imposed by reason of any present or former connection between a Securityholder and any political organization or governmental authority thereof or therein having power to tax other than the mere purchase, holding or disposition of any Security, including, without limitation, such Securityholder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, (2) any taxes imposed by reason of a Securityholder’s failure to comply with any certification, identification, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of withholding of, such taxes (provided that the Company advise the Trustee and the Securityholders of any change in such requirements), (3) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the Securities, (4) estate, inheritance, gift, sale, transfer, personal property, value added or similar taxes or other governmental charges, and (5) any taxes that the Board of Directors determines in good faith are typically carved out of an issuer’s obligation to pay additional amounts with respect to payments made on debt securities issued by corporations organized in such foreign jurisdiction as of the time of the applicable transaction, (iii) obtaining an opinion of tax counsel experienced in such matters to the effect that, under then existing United States federal income tax laws, there would be no material adverse tax consequences to Securityholders of the Securities resulting from such transaction) and (iv) if such surviving entity qualifies for Section 5.01 of the Indenture as a result of the listing of its direct parent’s equity securities, such parent will provide a full and unconditional guarantee of the Company’s obligations under the Securities and the Indenture; (y) such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and (z) immediately after giving effect to the transaction, no Default or Event of Default shall exist.
     11. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented, with the consent of the Trustee, to cure any ambiguity, inconsistency or other defect in the Indenture; to comply with Sections 5.01, 10.05 and 10.12 of the Indenture; to evidence a successor to the Company and the assumption by that successor of the Company’s obligations under the Indenture and the Securities; to evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; to secure the obligations of the Company in respect of the Securities; to add to covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; or to increase the conversion rate; to issue additional Securities pursuant to Section 2.18 of the Indenture; or to conform, as necessary, the Indenture and the form or terms of the Securities to the description of the Securities set forth in the offering documents.
     12. Defaults and Remedies. An Event of Default includes the occurrence of those events set forth in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Company must furnish an annual compliance certificate to the Trustee.
     13. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
     14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
     15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
WebMD Health Corp.
111 Eighth Avenue
New York, New York 10011-5201
Attention: Chief Financial Officer

[FORM OF ASSIGNMENT]
I or we assign to
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.
Signature Guarantee:
          In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer and confirms that this Security is being transferred:

[Check One]
     (1) ____ to the Company or any subsidiary thereof; or
     (2) ____ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
     (3) ____ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or
     (4) ____ pursuant to an effective registration statement under the Securities Act of 1933.
and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):
     ☐ The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for one year following the date of the transfer).
          Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.
          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Security)
Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

CONVERSION NOTICE
To convert this Security into Common Stock, check the box: ☐
To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):
$__________________
If you want the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

OPTION OF HOLDER TO ELECT REPURCHASE NOTICE
Certificate No. of Security: ___________
     If you elect to have this Security purchased by the Company pursuant to Section 3.01 of the Indenture, check the box: ☐
     If you elect to have only part of this Security purchased by the Company pursuant to Section 3.01 of the Indenture state the principal amount:
$ _________________________________
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

			Principal amount of	Signature or
	Amount of decrease	Amount of increase	this Global	authorized
	in Principal amount	in Principal amount	Security following	signatory of
	of this Global	of this Global	such decrease (or	Trustee or Note
Date of Exchange	Security	Security	increase)	Custodian

Exhibit B-1
FORM OF PRIVATE PLACEMENT LEGEND
THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

Exhibit B-2
FORM OF LEGEND FOR GLOBAL SECURITY
     Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.